SEC YIELD

SEC Yield, based on a 30-day period, is computed for the National Tax-Exempt Fund and Minnesota Insured Tax-Exempt Fund using the following formula:


             Yield = 2*((((A-B)/C*D)+1)^6 - 1)


     A =  Dividend and interest income

     B =  Expenses accrued for the period

     C = Average daily number of shares outstanding during the period that were entitled to receive dividends

     D = Maximum offering price per share on the last day of the period


Further Component Explanations:

A. The amount of income used for this calculation is computed for each security and totalled for the account. Each security's income is calculated in one of four ways:

   1) For bond-like securities with more than 60 days to maturity, a yield to maturity (or call) is calculated for each day within the 30-day period. This yield is applied to each day's market value (including accrued interest) and summed for the thirty days. For tax exempt OID bonds, original issue date and price are used to calculate each day's Y-T-M. For tax exempt bonds with market discount (but not OID) par value and coupon rate are used, instead of market value and Y-T-M (accrued interest is still included). Finally, for securities with buys and sells within the period, only settled positions apply in the calculation.

   2) For variable rate securities and securities that mature within 60 days from the first day of the 30-day period, actual income earned is used instead of any Y-T-M calculations.

   3) For stock-like securities, the annual dividend is divided by 360 to achieve a daily rate. This rate is applied to each day's settled position and summed for the thirty days.

   4) For mortgage-backed securities, the actual income earned for the period plus realized gain or minus realized loss on paydown is used. If no paydown exists for the period, an estimated paydown is used in the calculation.

   B. Actual expenses earned (charged) for the 30-day period are used in the calculation.

   C. Settled shares are used in the calculation, since only these shares are contributing toward the day's earnings and eligible to participate in the daily dividend.

   D. The Maximum Offering Price component is the offering price (NAV if no sales load) on the last day of the period.
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RECOMPUTATION OF 7/31/94 SEC YIELD:

See the attached appendix A, page 5, which details the components of the SEC Yield calculation for the National Tax-Exempt Fund. The SEC Yield is recomputed as follows:

  Yield = 2*((((407,518.96-48,693.86)/(7,097,666*10.65))+1)^6 - 1)

  Yield = 2*((1.004747)^6 - 1)

  Yield = 5.7644

See the attached appendix B, page 3, which details the components of the SEC Yield calculation for the Minnesota Insured Tax-Exempt Fund. The SEC Yield is recomputed as follows:

  Yield = 2*((((170,715.76-24,257.20)/(3,742,112*10.31))+1)^6 - 1)

  Yield = 2*((1.003796)^6 - 1)

  Yield = 4.5988

Absent voluntary fee waivers of $4,000 in the month of July, the Minnesota Insured Tax-Exempt Fund's 30-day yield is calculated as follows:

  Yield = 2*((((170,715.76-24,257.20-4,000)/(3,742,112*10.31))+1)^6 - 1)

  Yield = 2*((1.003692)^6 - 1)

  Yield = 4.4715


TAXABLE EQUIVALENT SEC YIELD:

The taxable equivalent SEC yield for the National Tax-Exempt Fund and Minnesota Insured Tax-Exempt Fund is computed by dividing that portion of the yield of a Fund (as computed above) which is tax-exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the yield of the Fund that is not tax-exempt. The 7/31/94 taxable equivalent 30 day SEC yield for the National Tax-Exempt Fund and Minnesota Insured Tax-Exempt Fund is calculated as follows assuming an example tax rate of 28% for the National Fund and 34.1% for the Minnesota Fund (Note that computations using other tax rates are similar):

National Fund:

 Taxable Equivalent SEC Yield = Tax-Exempt 30 Day SEC Yield/(1-Tax Rate) Taxable Equivalent SEC Yield = 5.7644%/(1-0.28)
 Taxable Equivalent SEC Yield = 8.0061%

Minnesota Fund:

 Taxable Equivalent SEC Yield = Tax-Exempt 30 Day SEC Yield/(1-Tax Rate) Taxable Equivalent SEC Yield = 4.5988%/(1-0.341)
 Taxable Equivalent SEC Yield = 6.9785%

Minnesota Fund absent voluntary fee waivers:

 Taxable Equivalent SEC Yield = Tax-Exempt 30 Day SEC Yield/(1-Tax Rate) Taxable Equivalent SEC Yield = 4.4715%/(1-0.341)
 Taxable Equivalent SEC Yield = 6.7853%


                                 YIELD


The Great Hall Prime Money Market Fund, U.S. Government Money Market Fund and Tax-Free Money Market Fund 7/31/94 yield is computed, based on the figures included in appendix F, as follows:


CURRENT YIELD:

The current yield of the Funds is computed by determining the change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of a seven-day period, and dividing the change by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365 / 7), with the resulting yield figure carried to at least the nearest hundredth of one percent.

           Current Yield = (Base period return)*365/7

    Prime Fund 7/31/94 Current Yield = (0.000706)*365/7 = 3.68%
    U.S. Gov't 7/31/94 Current Yield = (0.000688)*365/7 = 3.59%
      Tax-Free 7/31/94 Current Yield = (0.000449)*365/7 = 2.34%

EFFECTIVE OR COMPOUNDED YIELD:

The effective or compounded yield for the Funds is computed by determing the change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of a seven-day period, and dividing the change by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

        Effective Yield = ((Base period return + 1)^(365/7))-1

Prime Fund 7/31/94 Effective Yield = ((0.000706+1)^(365/7))-1 = 3.75%
U.S. Gov't 7/31/94 Effective Yield = ((0.000688+1)^(365/7))-1 = 3.65%
  Tax-Free 7/31/94 Effective Yield = ((0.000449+1)^(365/7))-1 = 2.37%


TAXABLE EQUIVALENT YIELD:

The taxable equivalent yield of the Tax-Free Money Market Fund is calculated by applying the stated income tax rate only to that portion of the Tax-Free Fund's seven-day yield or effective yield that is exempt from taxation. The stated income tax rate is subtracted from the number 1 (e.g., 1 minus 28% equals 72%), and the tax-exempt portion of the yield is divided by the difference. The result is then added to that portion of the Funds yield, if any, that is not tax-exempt. Note that computations using other tax rates is similar.

         Tax Equivalent Yield = (Tax-Exempt Yield)/(1-Tax Rate)

  Tax-Free Tax Equivalent 7/31/94 Current Yield = (2.34)/(1-28%) = 3.25% Tax-Free Tax Equivalent 7/31/94 Effective Yield = (2.37)/(1-28%) = 3.29%

                              TOTAL RETURN


Total Return for the National Tax-Exempt Fund and Minnesota Insured Tax-Exempt Fund is computed using the spreadsheets detailed in appendices C and D, respectively. These spreadsheets use a hypothetical example as the basis for computing total return.

The spreadsheet models calculate Total Return assuming an investor invests $10,000 on the fund inception date at the inception NAV and subsequently reinvests all dividends and capital gains at NAV.

- On the last day of each month, as the funds declare and distribute dividends, the distribution per share amount for the month is multiplied by the total number of shares owned at the previous month end to determine the total amount of money distributed.
- Assuming full dividend reinvestment at NAV, the total dollar amount distributed is divided by the current month-end NAV to determine the total shares reinvested.
- The reinvested shares are added to the prior month's total shares to obtain the total shares owned at month-end.
- Finally, the total shares are multiplied by the month-end NAV to determine the total dollar value of the hypothetical account at month-end.
- The difference between the total dollar value of the hypothetical account held on a given month-end from one time period to another and the related length of time of the investing are the key factors used in calculating average annual total return (see formulas and calculations below).
- The difference between the total dollar value of the hypothetical account held on a given month-end and the initial $10,000 investment is the key factor used in calculating cumulative total return (see formulas and calculations below).
- To calculate an average annual total return or the cumulative total return allowing the maximum sales charge of 4.5%, the model is adjusted by dividing the beginning hypothetical account value by (1 - 4.5%) or what equates to an investment at the public offering price while holding the ending account value constant (see formulas and calculations below).


RECALCULATIONS OF 7/31/94 AVERAGE ANNUAL TOTAL RETURN:

An excerpt from the National Tax-Exempt Fund and Minnesota Insured Tax-Exempt Fund July 31, 1994 Annual Statement detailing the Total Return for each fund is included at appendix E. Each of the Total Returns detailed in appendix E are recalculated below.

                          LEGEND
           (1+R)^X where      X = Years Invested, and
                              R = Annually compounded rate
                                   of return (total return)

NATIONAL TAX-EXEMPT FUND:

A. Total Return Since Inception:

    1) Excluding Sales Charge  (Annual Report)

        7/31/94 $ Balance = Initial Investment*(1+R)^Years invested
                18,476.94 = 10,000.00 * (1+R)^7.83
             Total Return = 8.15%

    2) Allowing Maximum Sales Charge of 4.5%  (Annual Report and
                                                Registration Statement)

        7/31/94 $ Bal. = (Initial Invest./(1-.045))*(1+R)^Years invested
             18,476.94 = (10,000/.955)*(1+R)^7.83
          Total Return = 7.52%

B. One-Year Total Return:

    1) Excluding Sales Charge  (Annual Report)

        7/31/94 $ Balance = 7/31/93 $ Balance * (1+R)^Years invested
                18,476.94 = 17,940.96 * (1+R)^1.00
             Total Return = 2.99%

    2) Allowing Maximum Sales Charge of 4.5%  (Annual Report and
                                                Registration Statement)

        7/31/94 $ Bal. = (7/31/93 $ Bal./(1-.045))*(1+R)^Years invested
             18,476.94 = (17,940.96/.955)*(1+R)^1.00
          Total Return = -1.65%

C. Five-Year Total Return:

    1) Excluding Sales Charge  (Annual Report)

        7/31/94 $ Balance = 7/31/89 $ Balance * (1+R)^Years invested
                18,476.94 = 12,524.74 * (1+R)^5.00
             Total Return = 8.09%

    2) Allowing Maximum Sales Charge of 4.5%  (Annual Report and
                                                Registration Statement)

        7/31/94 $ Bal. = (7/31/89 $ Bal./(1-.045))*(1+R)^Years invested
             18,476.94 = (12,524.74/.955)*(1+R)^5.00
           Total Reurn = 7.10%

MINNESOTA INSURED TAX-EXEMPT FUND:

A. Total Return Since Inception:

    1) Excluding Sales Charge  (Annual Report)

        7/31/94 $ Balance = Initial $ Investment*(1+R)^Years invested
                17,552.49 = 10,000.00 * (1+R)^8.25
             Total Return = 7.06%

    2) Allowing Maximum Sales Charge of 4.5%  (Annual Report and
                                                Registration Statement)

        7/31/94 $ Bal. = (Initial Invest./(1-.045))*(1+R)^Years invested
             17,552.49 = (10,000.00/.955)*(1+R)^8.25
          Total Return = 6.46%

B. One-Year Total Return:

    1) Excluding Sales Charge  (Annual Report)

        7/31/94 $ Balance = 7/31/93 $ Balance * (1+R)^Years invested
                17,552.49 = 17,515.13*(1+R)^1.00
             Total Return = 0.21%

    2) Allowing Maximum Sales Charge of 4.5%  (Annual Report and
                                                Registration Statement)

        7/31/94 $ Bal. = (7/31/93 $ Bal./(1-.045))*(1+R)^Years invested
             17,552.49 = (17,515.13/.955)*(1+R)^1.00
          Total Return = -4.30%

C. Five-Year Total Return:

    1) Excluding Sales Charge  (Annual Report)

        7/31/94 $ Balance = 7/31/89 $ Balance * (1+R)^Years invested
                17,552.49 = 12,558.35 * (1+R)^5.00
             Total Return = 6.93%

    2) Allowing Maximum  Sales Charge of 4.5%  (Annual Report and
                                                 Registration Statement)

        7/31/94 $ Bal. = (7/31/89 $ Bal./(1-.045))*(1+R)^Years invested
             17,552.49 = (12,558.35/.955)*(1+R)^5.00
          Total Return = 5.95%

RECALCULATIONS OF 7/31/94 CUMULATIVE TOTAL RETURN:

The cumulative total return for the National Tax-Exempt Fund and Minnesota Insured Tax-Exempt Fund is computed using the following formula:

  Cum. Total Return = ((7/31/94 $ Bal.-Initial Inv.)/Initial Inv.)*100
         OR
  Cum. Total Return = ((7/31/94 $ Bal.-10,000)/10,000)*100

The spreadsheets in appendices C & D, detail the cumulative total return of the National Tax-Exempt Fund and Minnesota Insured Tax-Exempt Fund on any given month-end. The following computes the 7/31/94 cumulative total return for each fund excluding and allowing maximum sales charges:

NATIONAL FUND:

  1) Excluding Sales Charge

       Cumulative Total Return = ((18,476.94-10,000)/10,000)*100
       Cumulative Total Return = 84.7694

  2) Allowing Maximum Sales Charge of 4.5%

       Cumulative Total Return = ((18,476.94-10,471.20)/10,471.20)*100
       Cumulative Total Return = 76.4548

MINNESOTA FUND:

  1) Excluding Sales Charge

       Cumulative Total Return = ((17,552.49-10,000)/10,000)*100
       Cumulative Total Return = 75.5249

  2) Allowing Maximum Sales Charge of 4.5%

       Cumulative Total Return = ((17,552.49-10,471.20)/10,471.20)*100
       Cumulative Total Return = 67.6263